Exhibit 77E
LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
 have been
named as defendants
in several class
action lawsuits
now pending in the
United States District
Court for the District
of Maryland
The lawsuits were
purportedly filed
on behalf of people
who purchased owned
andor redeemed
shares of Federated
sponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged
in illegal and improper
trading practices
including market
timing and late
trading in concert
with certain institutional
traders which
allegedly caused
financial injury
to the mutual fund
shareholders These
lawsuits began to be
filed shortly after
Federateds first public
announcement that
it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of
the New York State
Attorney General NYAG
and other authorities
In that regard on November
28 2005 Federated announced
that it had reached final
settlements with the SEC and
the NYAG with respect to those
 matters Specifically the SEC
 and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading The SEC
made findings that Federated
Investment Management Company
FIMC an SECregistered
investment adviser to
various Funds and
Federated Securities Corp
an SECregistered
brokerdealer and
distributor for the
Funds violated provisions
of the Investment
Advisers Act and Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements either
to other fund shareholders
or to the funds
board and that Federated
Shareholder Services
Company formerly an
SECregistered transfer agent
failed to prevent a customer
 and
a Federated employee from
late trading in violation of
provisions of the Investment
Company Act The NYAG found that
such
conduct violated provisions
of New York State law Federated
entered into the settlements
without admitting or denying the
regulators
findings As Federated previously
reported in 2004 it has already
paid approximately 80 million to
certain funds as determined by
an independent consultant As part
of these settlements Federated
agreed to pay disgorgement and a
civil money penalty in the
aggregate amount of an additional
72 million and among other things
agreed that it would not serve
as investment adviser to any
registered investment company
unless i at least 75% of the
funds directors are independent
of Federated ii the chairman of
each
such fund is independent of
Federated iii no action may be
taken by the funds board or any
committee thereof unless approved
by a majority of the independent
trustees of the fund or committee
respectively and iv the fund
appoints a senior officer who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable laws
 and fiduciary duties
and for managing the process
by which management fees
charged to a fund are approved
The settlements are described in
Federateds announcement which
along with previous press
releases and related
communications on those matters
 is available in the
About Us section of Federateds
website at FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several additional
lawsuits the majority of which
are now
pending in the United States
 District Court for the Western
District of Pennsylvania alleging
among other things excessive
advisory
and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to represent
the Funds in these lawsuits
Federated and
the Funds and their respective
counsel are reviewing the
allegations
 and intend to defend this
litigation Additional lawsuits
based
upon similar allegations may
 be filed in the future The
potential impact of these
lawsuits all of which seek
 unquantified damages
attorneys fees and expenses
and future potential similar
 suits is uncertain Although
we do not believe that these
lawsuits will have
a material adverse effect on
 the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other
developments resulting from
the regulatory investigations
will not result in increased
Fund redemptions reduced sales
of Fund shares
or other adverse consequences
for the Funds